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                                                                    EXHIBIT 10.1

                    INDEMNIFICATION AND ADVANCEMENT AGREEMENT

      THIS INDEMNIFICATION AGREEMENT is made as of September __, 2005 by and between Emisphere Technologies, Inc., a Delaware corporation (the "Company"), and ____________ ("Indemnitee").

                                    RECITALS:

      WHEREAS, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to claims that traditionally would have been brought only against the business enterprise itself; and

      WHEREAS, highly competent persons have become more reluctant to serve as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims against them arising out of their service; and

      WHEREAS, the Certificate of Incorporation and Bylaws of the Company provide rights of advancement and indemnification of the officers and directors of the Company and Indemnitee may also be entitled to advancement and indemnification pursuant to the Delaware General Corporation Law ("DGCL"), but the Bylaws and the DGCL expressly provide that the advancement and indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board of Directors and officers with respect to advancement and indemnification of directors and officers; and

      WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such indemnification protection; and

      WHEREAS, it is in the best interests the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company; and

      WHEREAS, it is in the best interests of the Company to obtain Indemnitee's agreement to cooperate in any future litigation, investigation or proceedings; and

      WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

      WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified;

      NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and Indemnitee do hereby covenant and agree as follows:

      SECTION 1. DEFINITIONS. As used in this Agreement:

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      "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Company approving a merger of the Company with another entity.

      "Board" means the Board of Directors of the Company.

      "Change of Control" has the meaning specified in Section 15.

      "Covered Enterprise" means the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, manager, employee, agent or fiduciary.

      "Corporate Status" describes the status of a person who is or was a director, officer, manager, employee, agent or fiduciary of the Company or of any other Covered Enterprise.

      "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. However, Expenses shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

      "Good Faith" means as to the Indemnitee, Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, having had no reasonable cause to believe Indemnitee's conduct was unlawful. With respect to actions related to an employee benefit plan, a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner "not opposed to the best interests of the Company" as referred to in this Agreement.

      "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than to make the determination of entitlement under Section 11(a) or a similar determination as to other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

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      "Person", for purposes of the Change of Control provisions of Section 15 hereof, shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

      "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution process, investigation, inquiry, administrative hearing or other proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise (i) by reason of the fact that Indemnitee is or was a director or officer of the Company, (ii) by reason of any action taken, approved or permitted by him while acting as director or officer of the Company, (iii) by reason of the fact that he is or was serving at the request of the Company as a director, officer, manager, employee, agent or fiduciary of another Covered Enterprise, or (iv) by reason of any action taken, approved or permitted by him while acting as a director, officer, manager, employee, agent or fiduciary of another Covered Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

      SECTION 2. SERVICES TO THE COMPANY. Indemnitee will serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee earlier submits his resignation or is removed from office in accordance with the Bylaws. In addition, following the termination of Indemnitee's service as a director, Indemnitee agrees to reasonably cooperate with the Company, at the Company's expense, in connection with its defense or prosecution of any proceedings, including submitting affidavits, meeting with Company counsel, or appearing as a testifying witness, at such times, and at such places, that are reasonably convenient to the Indemnitee. Indemnitee further agrees to not cooperate with, or providing assistance to, any third party in an proceeding against the Company, its officers and directors involving any past, present or future claims that such third party may have against the Company, its officers or directors relating to any matter involving the Company occurring prior to or in connection with the termination of Indemnitee's service as a director, other than to comply with a court order, a subpoena or other legal or regulatory obligation.

      SECTION 3. INDEMNITY IN THIRD-PARTY PROCEEDINGS. The Company shall indemnify Indemnitee if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding, or any claim, issue or matter therein, if Indemnitee acted in Good Faith.

      SECTION 4. INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee in accordance with the provisions of this
Section if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding, or any claim, issue or matter therein, if Indemnitee acted in Good Faith. No indemnification for Expenses shall be made under this Section in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Court of Chancery of the State of Delaware (the "Delaware Court") shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

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      SECTION 5. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY
SUCCESSFUL. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Company also shall indemnify Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

      SECTION 6. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

      SECTION 7. INTENDED SCOPE OF INDEMNIFICATION.

            (a) Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding. For purposes of the foregoing, the meaning of the phrase "to the fullest extent permitted by law" shall include, but not be limited to:

            (i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

            (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

            (b) In the interpretation of Sections 3, 4 and 5, references to "fines" shall include any excise tax assessed with respect to any employee benefit plan.

      SECTION 8. EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

            (a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision (including any provision of the Company's charter or Bylaws), except with respect to any excess beyond the amount paid under any such insurance policy or other indemnity provision; or

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            (b) for the amount of any profits made from the purchase and sale
(or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law; or

            (c) for the amount of any bonus or other incentive-based or equity-based compensation or for any profits from the sale of securities which Indemnitee is required to disgorge pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

      SECTION 9. ADVANCES OF EXPENSES. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding within 30 days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee's ability to repay the Expenses. Advances shall include any and all reasonable Expenses incurred by or on behalf of Indemnitee pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall be entitled to advances solely upon the execution and delivery to the Company of an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company.

      SECTION 10. PROCEDURE FOR NOTIFICATION AND DEFENSE OF CLAIM. To obtain advancement or indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to advancement or indemnification, not later than 30 days after receipt by Indemnitee of notice of the commencement of any Proceeding. The omission to notify the Company will not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

      SECTION 11. PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

            (a) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 10(a), a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (B) by a committee of Disinterested Directors designated by the Disinterested Directors, even though less than a quorum, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination. Indemnitee shall cooperate with the person making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

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            (b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to paragraph (a) hereof, the Independent Counsel shall be selected as provided in this paragraph (b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by a majority of Disinterested Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel.
If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 10(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under paragraph (a). Upon the due commencement of any judicial proceeding or arbitration pursuant to
Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

      SECTION 12. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

            (a) In making a determination with respect to entitlement to indemnification under Section 11, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person of any determination contrary to that presumption.

            (b) If the person empowered or selected under Section 11 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or
(ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this paragraph (b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 11(a) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for

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their consideration at an annual meeting thereof to be held within 75 days after such receipt (90 days if the Company is then subject to Section 13 of the Exchange Act) and such determination is made thereat, or (B) a special meeting of stockholders is called within 20 days after such receipt (30 days if the Company is then subject to Section 13 of the Exchange Act) for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) of this Agreement.

            (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in Good Faith.

            (d) For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in Good Faith if Indemnitee's action is based on the records or books of account of the Covered Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Covered Enterprise in the course of their duties, or on the advice of legal counsel for the Covered Enterprise or on information or records given or reports made to the Covered Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Covered Enterprise. The provisions of this paragraph (d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

            (e) The knowledge and/or actions, or failure to act, of any director, officer, manager, agent, employee or fiduciary of any of the Covered Enterprises shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

      SECTION 13. REMEDIES OF INDEMNITEE.

            (a) In the event that (i) a determination is made pursuant to
Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification (or referral to stockholders for determination) shall have been made pursuant to Section 11(a) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 11(a) of this Agreement within 10 days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, then in each such case, Indemnitee shall be entitled to an adjudication by a court of competent jurisdiction, including the Delaware Court, of his entitlement to such indemnification or advancement of Expenses. The Company shall not oppose Indemnitee's right to seek any such determination.

            (b) Neither (i) the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Section that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct shall be a defense to any action under this Section, or create a presumption that Indemnitee has not met the applicable standard of conduct; and any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial, or arbitration, on the merits, Indemnitee shall

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not be prejudiced by reason of any prior adverse determination, and the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

            (c) If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

            (d) In the event that Indemnitee, pursuant to this Section, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration.

            (e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by the Company of a written request therefore) advance such Expenses as are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company, except to the extent Indemnitee ultimately is determined not to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

      SECTION 14. NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

            (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company's Certificate of Incorporation, the Company's Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

            (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, managers, employees, agents or fiduciaries of the Company or of any other Covered Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, manager, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to
Section 10 hereof, the Company has director and officer liability

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insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

            (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action reasonably necessary to secure such rights, at the Company's expense, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

            (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

            (e) The Company's obligation to indemnify or advance Expenses hereunder to Indemnitee shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from any Covered Enterprise.

      SECTION 15. CHANGE IN CONTROL. A "Change in Control" shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

            (a) After the date the Company other than MHR Fund Management LLC and its affiliates becomes subject to the reporting requirements of the Exchange Act, any Person who is not already the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities becomes such;

            (b) The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger of consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

            (c) The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

            (d) During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (a)-(d)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board.

      SECTION 16. CONTRIBUTION. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of the relevant Proceeding in order to reflect (i) the relative benefits received by the Company or other Covered Enterprise and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or
(ii) the relative fault of the Company or other Covered Enterprise (and its directors, officers, managers, employees, agents and fiduciaries) and Indemnitee in connection with such event(s) and/or transaction(s).

      SECTION 17. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

      SECTION 18. ENTIRE AGREEMENT; MODIFICATION OR WAIVER; SUCCESSORS AND ASSIGNS.

            (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

            (b) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties thereto.

            (c) No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

            (d) This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

      SECTION 19. NOTICE BY INDEMNITEE. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

      SECTION 20. NOTICES.

            (a) All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given
(i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed.

            (b) Notices shall be given to the following addresses (or in each case, as otherwise hereafter provided by written notice from one party to the other):

                  If to the Company to:

                  Emisphere Technologies, Inc.
                  765 Old Saw Mill River Road
                  Tarrytown, NY  10591

                  with a copy to:

                  Brown Rudnick Berlack Israels LLP
                  One Financial Center
                  Boston, MA  02111
                  Attn:  Timothy C. Maguire

                  If to Indemnitee:
                  __________________________
                  __________________________
                  __________________________

      SECTION 21. APPLICABLE LAW; JURISDICTION; VENUE.

            (a) This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

            (b) The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) to the extent such party is not a resident of the State of Delaware, irrevocably appoint CT Corporation as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

      SECTION 22. MISCELLANEOUS.

            (a) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

            (b) Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. References to a person shall include both individuals and legal persons.

            (c) The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

                                         EMISPHERE TECHNOLOGIES, INC.

                                         By:___________________________
                                         Name:
                                         Title:

                                         INDEMNITEE:

                                         _______________________________________

                                         Address: